UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2016

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2016, Brunswick Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Facility”) with certain wholly-owned subsidiaries of the Company and lenders as parties, and JPMorgan Chase Bank, N.A. as administrative agent. The Credit Facility amends and restates the Company’s existing credit agreement, dated as of March 21, 2011, as amended and restated as of June 26, 2014 (the “Prior Credit Agreement”). Like the Prior Credit Agreement, the Credit Facility provides for the same $300,000,000 facility with capacity to add $100,000,000 of additional commitments, but amends the Prior Credit Agreement in certain respects, including, among other things:

•	Extending the maturity date to June 30, 2021, with up to two one-year extensions available.

•	Eliminating provisions that require the Company and the subsidiary guarantors to provide collateral.

•	Providing for (1) a minimum interest coverage ratio of 3.00 to 1.00 and (2) a maximum leverage ratio of 3.50 to 1.00.

•	Modifying certain negative covenants, otherwise largely consistent with the Prior Credit Agreement, including the elimination of certain customer finance program obligation covenants.

•	Adding the ability to borrow in certain foreign currencies.

This description of the Credit Facility is only a summary of material changes from the Prior Credit Agreement.

Item 7.01.	Regulation FD Disclosure.

The news release announcing this matter is furnished as Exhibit 99.1 and incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.                    Description of Exhibit

99.1	News Release, dated June 30, 2016 of Brunswick Corporation, announcing the execution of the Amended and Restated Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: June 30, 2016	By:	/S/ WILLIAM L. METZGER
William L. Metzger
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	News Release, dated June 30, 2016, of Brunswick Corporation, announcing the execution of the Amended and Restated Credit Agreement.